UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2019

BRIGHTSPHERE Investment Group plc
(Exact name of registrant as specified in its charter)

England and Wales	001-36683	98-1179929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
Millennium Bridge House
2 Lambeth Hill
London EC4V 4GG, United Kingdom
+44-20-7002-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol	Name of each exchange on which registered
Ordinary Shares ($.001 par value)	BSIG	New York Stock Exchange
4.800% Notes due 2026	BSIG 26	New York Stock Exchange
5.125% Notes due 2031	BSA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

As previously announced, the Board of Directors of BrightSphere Investment Group plc (the "Company") has decided to restructure the corporate group (collectively, the “BrightSphere Group”) to change the jurisdiction of incorporation of the holding company of the BrightSphere Group from the United Kingdom to Delaware (the “Redomestication”). The Company shall seek approval of the Redomestication from the Company’s shareholders at special court and general meetings of shareholders, expected to be held in the next few months. In connection therewith, on May 17, 2019, the Company entered into a voting agreement with Paulson & Co. Inc. (the “Voting Agreement”). Paulson & Co. Inc. is the Company’s largest shareholder and owns approximately 21.8% of the Company’s outstanding shares on the date hereof. Pursuant to the Voting Agreement, Paulson & Co. Inc. has agreed to vote all of its ordinary shares in favor of the Redomestication and certain related items as further set forth in the Voting Agreement.

A copy of the Voting Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Voting Agreement, dated May 17, 2019, by and between the Company and Paulson & Co. Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this form to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	May 23, 2019	BRIGHTSPHERE INVESTMENT GROUP PLC

		By:	/s/ Suren Rana
		Name:	Suren Rana
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Voting Agreement, dated May 17, 2019, by and between the Company and Paulson & Co. Inc.